UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2014
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2014, the Board of Directors (the “Board”) of IPG Photonics Corporation (the “Company”) approved amendments (the “Amendments”) to the IPG Photonics Corporation Non-Employee Directors Stock Plan, IPG Photonics Corporation 2006 Incentive Compensation Plan and the IPG Photonics Corporation 2000 Incentive Compensation Plan (the “Plans”). The Amendments, which are effective retroactive to July 1, 2014, each (i) prohibit certain award repricing and substitution practices and (ii) limit the Company’s ability to recycle shares into the pools of available shares under the Plans.

Regarding award repricing and substitution practices, the Amendments clarify that the Board cannot reduce the exercise price of any outstanding stock option, stock award, stock unit or stock appreciation right (“SAR”) awards (“Awards”) or exchange or replace any such Award with a similar Award with a lower exercise price. In addition, the Board cannot cancel an Award in exchange for cash or other Awards.

Regarding share recycling practices, the Amendments clarify that shares will not again become available for issuance under the Plans if such shares are (i) tendered to the Company to pay the exercise price on stock options or (ii) withheld by the Company (a) pursuant to the “net exercise” of an Award or (b) to pay taxes on Awards. In addition, the full amount of SAR awards will be counted against the number of shares reserved for issuance under the Plans, regardless of the number of shares that are ultimately issued to the participant upon exercise.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety reference to the complete copies of the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 to this Current Report and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 20, 2014, the Board of the Company approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendments, among other things, articulate the Board’s authority to postpone, reschedule or cancel a meeting of stockholders that had previously been scheduled by the Board; clarify that the person presiding over a meeting of stockholders has authority to recess the meeting; provide for certain informational requirements regarding stockholders seeking to nominate persons for election to the Board or propose other business at a meeting of stockholders under the advance notice provision; clarify that compliance with the advance notice provision is the exclusive means for stockholders to make nominations or submit other business at a meeting of stockholders (other than business properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended); provide that directors shall be given at least twenty-four hours’ notice of special meetings of the Board; provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for certain legal actions. The amendments to the Bylaws include other changes intended to clarify and conform various provisions of the Bylaws to the General Corporation Law of the State of Delaware and to other provisions of the Bylaws.
The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
Exhibit 3.2	Amended and Restated By-Laws of IPG Photonics Corporation
Exhibit 10.1	Amendment to IPG Photonics Corporation Non-Employee Directors Stock Plan
Exhibit 10.2	Amendment to IPG Photonics Corporation 2006 Incentive Compensation Plan
Exhibit 10.3	Amendment to IPG Photonics Corporation 2000 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
August 22, 2014	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.2	Amended and Restated By-Laws of IPG Photonics Corporation
10.1	Amendment to IPG Photonics Corporation Non-Employee Directors Stock Plan
10.2	Amendment to IPG Photonics Corporation 2006 Incentive Compensation Plan
10.3	Amendment to IPG Photonics Corporation 2000 Incentive Compensation Plan